SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2013

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-1289	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S Higuera Street, San Luis Obispo, CA 93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

(c) On June 25, 2013 Mission Community Bancorp (the "Company") entered into Indemnification Agreements with each of its directors, all of whom also serve as directors of the Company's wholly-owned banking subsidiary, Mission Community Bank, as well as with a director of another subsidiary corporation (collectively, the "Indemnification Agreements"). Pursuant to the Indemnification Agreements the Company has agreed to indemnify these directors against certain proceedings in which the director is a party or is threatened to be made a party as a result of his or her service as a director of the Company or of a subsidiary of the Company, as well as to advance the expenses of the director in connection with the investigation, defense, settlement or appeal of any such proceeding.

The form of Indemnification Agreement is included as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2013	MISSION COMMUNITY BANCORP

	By:	/s/ James W. Lokey
Name: James W. Lokey
Title: Chairman and CEO

Exhibit Index

Number	Description

10.1	Form of Indemnification Agreement